SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2003

Date of Report (Date of Earliest Event Reported)

Asconi Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-23712	91-1395124
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1211 Semoran Boulevard, Suite 141, Casselberry, FL 32707

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (407) 679-9463

Item 5. Other Events and Required FD Disclosure.

RETRACTION

On December 3, 2003, Findprofit.com has issued a retraction of a press release dated December 2, 2003 that indicated Asconi had made a $15,000 payment to an investor relations firm of Lebed and Lara LLC.

In response to this December 2, 2003 news release, the Board of Directors has engaged outside legal counsel to protect shareholder’s interest and protect it’s corporate integrity.

Asconi would like to reiterate that Asconi and its management has not, is not, and will not be involved in any improprieties and has not engaged and has no knowledge of any engagement of Lebed and Lara LLC.

Item 7. Financial Statements, Pro forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibit is including with this Report:

Exhibit 99.1:	Correction Posted on www.findprofit.com website and disseminated to FindProfit subscribers.
Exhibit 99.2	Retraction of Press Release by FindProfit dated December 2, 2003 disseminated through Primexone via Comtex

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: December 3, 2003	By:	/s/ Constantin Jitaru
Constantin Jitaru President and Chief Executive Officer

Exhibit Index

No.	Description
99.1	Correction Posted on www.findprofit.com website and disseminated to FindProfit subscribers.
99.2	Retraction of Press Release by FindProfit dated December 2, 2003 disseminated through Primexone via Comtex